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                                                                    EXHIBIT 10.6


                               AMENDMENT TO MOXY
                         PARTICIPATION AND EXPLORATION
                               PROGRAM AGREEMENT


     This Amendment (this "Amendment") to MOXY Participation and Exploration Program dated as of __________, 1997 is by and between McMoRan Oil & Gas Co., a Delaware corporation ("MOXY"), and Freeport-McMoRan Resource Partners, Limited Partnership, a Delaware limited partnership ("FRP").

                                   WITNESSETH

     WHEREAS, MOXY and FRP have entered into that certain Master Agreement dated July 14, 1997 (the "Master Agreement");

     WHEREAS, in connection with the Master Agreement, FRP and MCN executed and delivered the MCN Purchase Agreement providing for, among other things, FRP's purchase all of MCN's right, title and interest in and to the MOXY/MCN Program Agreement;

     WHEREAS, on the date hereof, the transactions contemplated by the MCN Purchase Agreement have been consummated, FRP has acquired all of MCN's right, title and interest in and to the MOXY/MCN Program Agreement in accordance with the terms thereof and MOXY and FRP desire to amend the MOXY/MCN Program Agreement as set forth herein; and

     WHEREAS, terms not otherwise defined herein shall have the same meaning ascribed to them in Article VII of the Master Agreement.

     NOW, THEREFORE, for and in consideration of the premises, covenants and agreements and the representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

     FRP agrees to assume all of the obligations of MCN provided for in the MCN Program Agreement attributable to the period after the Effective Time (as such term is used in the MCN Purchase Agreement), except as otherwise provided for in this Amendment.

                                   ARTICLE II

     MOXY and FRP agree that the Program Term (as such term is used in the MOXY/MCN Program Agreement) provided for in Section 1.11 of the MOXY/MCN Program Agreement is amended to mean that period of time continuing until the earlier of the Closing of the transactions

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contemplated by the Master Agreement or December 31, 1997; provided, however, that if the Closing does not occur, the MOXY/MCN Program shall continue as to the exploration and development of prospects made subject to the MOXY/MCN Program prior to the termination of the MOXY/MCN Program in accordance with the terms hereof.

                                  ARTICLE III

     MOXY and FRP agree that the MOXY/MCN Program Agreement will extend to include all Prospects presented by MOXY and accepted by FRP prior to the end of the Program Term (as such term is used in the MOXY/MCN Program Agreement, as amended by this Amendment) without the necessity of increasing the $35,000,000 of Exploration Expenditures provided for in Section 4.5 of the MOXY/MCN Program Agreement; provided, however, that FRP agrees that, effective July 1, 1997, General Overhead and Administrative Charges shall be $486,111.00 per month during the balance of the Program Term. Any new Prospects presented by MOXY pursuant to Section 7.2 of the MOXY/MCN Program Agreement shall not be committed to the MOXY/MCN Program unless FRP agrees to accept such Prospect within a period of three (3) working days from the date of such presentation.

                                   ARTICLE IV

     MOXY and FRP agree that all of the leases acquired by MOXY that are subject to the terms of that certain letter agreement dated February 28, 1997 between MOXY and FRP shall be included in the Exploration Program (as such term is used in the MOXY/MCN Program Agreement) subject to the terms of Article III hereof. Effective upon these leases being included in the Exploration Program, such letter agreement shall terminate and have no further force or effect.

                                   ARTICLE V

     MOXY and FRP agree that FRP shall continue to lend to MOXY all amounts that may be requested by MOXY in accordance with Section 4.3 of the MOXY/MCN Program Agreement. MOXY and FRP agree that the Interest Rate (as such term is used in the MOXY/MCN Program Agreement) provided for in Section 4.3 of the MOXY/MCN Program Agreement is amended to be the annual rate publicly announced from time to time by The Chase Manhattan Bank as its base rate plus 2%, and the reference to the interest at the prime rate determined by the NBD Bank or its successor bank plus 2% is hereby deleted from Section 4.3.

                                   ARTICLE VI

     This Amendment shall be construed in connection with and as part of the MOXY/MCN Program Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the MOXY/MCN Program Agreement are hereby ratified and shall be and remain in full force and effect. This Amendment shall be deemed to be governed by, and construed in accordance with, the laws of the State of Louisiana.

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     IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                              McMoRan OIL & GAS CO.

                              By:
                                  _________________________________________
                                  Richard C. Adkerson
                                  Co-Chairman of the Board and
                                  Chief Executive Officer


                              FREEPORT-McMoRan RESOURCE PARTNERS,
                              LIMITED PARTNERSHIP

                              By:   Freeport-McMoRan Inc., its
                                    Administrative Managing General Partner

                              By:
                                  ___________________________________________
                                  Rene L. Latiolais
                                  President and Chief Executive Officer

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